Exhibit 16

                                                                 October 7, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      RE:   INNOVATION HOLDINGS, INC.
            F/K/A BLAGMAN MEDIA INTERNATIONAL, INC.
            FILE REF. NO. 000-27777


Gentlemen:

We have read the statements that we understand Innovation Holdings, Inc. (f/k/a Blagman Media International, Inc.) will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.



                                       Very truly yours,


                                       WEINBERG & COMPANY, P.A.
                                       Certified Public Accountants